Subaye Releases Shareholder Letter

GUANGZHOU CITY, China -- (PR NEWSWIRE-ASIA) – November 9, 2009 – Subaye, Inc. (OTCBB: SBAY)(the “Company”), has released a shareholder letter from the Chief Executive Officer.  The text of the shareholder letter is as follows:

Monday, November 9, 2009

CEO Letter to Shareholders

Dear Shareholders,

I am writing to you today to clarify the facts surrounding Subaye, Inc.’s (the “Company”) decision to acquire the remaining approximate 31% of our subsidiary, Subaye.com, Inc (the “Minority Interest”).  The following details provide a concise summary of why the Company and its Board of Directors felt an acquisition of the Minority Interest was in the best interests of the Company and its shareholders:

1.           The Company believed a great deal of uncertainty surrounded the future of the Company and the Minority Interest as a result of the fact that the Company did not have full control over the Minority Interest and certain significant decisions that would impact the Company’s business operations in the future could have been blocked or delayed in various ways by the individuals who controlled the Minority Interest.  This transaction resolves that uncertainty and allows the Company to operate its most promising business segment without the uncertainty of future business decisions being blocked or delayed by the individuals who controlled the Minority Interest.

2.           The Company believed the value of the Minority Interest and its net assets had been increasing at a substantial growth rate as compared to the Company’s other business segments and their respective net assets.  If the Company was to acquire the Minority Interest, the Company believed the current consideration needed in order to complete the acquisition of the Minority Interest would be substantially lower than it would be should the acquisition have been completed in the future as opposed to November 6, 2009.

3.           The Company’s stock price and trading volume as quoted on the United States Over-the-Counter Bulletin Board reached recent highs and was generally very strong in the past few months.  The Company believed it had a window of opportunity to work with the individuals controlling the Minority Interest in order to consummate an acquisition during a time when the Company’s stock price and trading volume were stronger than in recent history.

4.           The Company was heavily indebted to its subsidiary, Subaye.com, Inc., as well as the subsidiaries of Subaye.com, Inc. when the acquisition of the Minority Interest was completed.  As a result of the acquisition, the Company will be able to cancel those debts, which were in excess of $6 million.

5.           The Company has been and will be spending significant amounts of its resources, including cash, in order to promote the Company’s brand names, namely “Subaye,” and its products and services. The individuals controlling the Minority Interest do not operate the Company or any of its subsidiaries but have been benefiting from this spending and would have continued to benefit from this spending as long as the Minority Interest existed. The Company felt this scenario had to change and that the Company and its shareholders should benefit fully from its advertising, other spending efforts and ultimately from the increase in value of the Company’s net assets.

Each of the individuals comprising the Company’s management are significant shareholders of the Company and receive a majority of their compensation in the form of the Company’s common stock.  The members of management and also the largest shareholder of the Company had their ownership interests significantly diluted along with the other shareholders of the Company in order to complete this transaction.  We hope that our shareholders view this transaction favorably given the facts as they are presented above and with the knowledge that those individuals who control this Company, whether they be management, members of the Board of Directors or significant shareholders, have all committed to this acquisition and believe it to be in the best interests of the Company and its shareholders.  This Company is poised for significant growth in the coming years. We hope you will be with us to enjoy that growth and reap the potential rewards of that growth by investing in Subaye.

With regards,

Zhiguang Cai, Chief Executive Officer

This letter may contain certain “forward-looking statements” that are based on the Company’s current expectations, assumptions, estimates and projections about its business and industry.  various words, including, but not limited to, “may,” “expects,” “plans,” “anticipates,” “intends,” “will or would,” and similar expressions (modified as may be required by the context) are intended to identify “forward-looking statements.”  There can be no assurance that any of such statements will accurately predict future events, and actual results are subject to various risks and uncertainties that could cause the Company’s actual results to differ significantly and materially from those reflected in any forward-looking statements.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements which express the current beliefs and expectations of Subaye, Inc.’s management. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Subaye, Inc.’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of Subaye, Inc.'s Form 10-K for the year ended September 30, 2008, which is on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Subaye, Inc.

Subaye, Inc. (“Subaye” or the “Company”) is a leading provider of video sharing services in the People’s Republic of China.  Subaye’s platform includes production, upload, storage, sharing and publishing onto more than 33 main video sharing portal websites. Subaye also offers SaaS business solutions and is in the process of developing what Subaye believes is the first online shopping mall in the world that will utilize 3D imaging throughout the online interface. Subaye platform consists of its websites, www.subaye.com, www.x381.com, www.goongreen.org, www.goongood.com and the Subaye Alliance network, which is its network of third-party websites. The Company’s www.subaye.com and www.x381.com websites are generating revenue, while its other web-based businesses are under development or offering free services to potential customers at this time. Subaye’s services are designed to enable internet users to find and view videos online. As of October 31, 2009, the Company had approximately 56,000 members and the Company’s video database consisted of over 89,000 profiles of corporate video showcases. These showcases offer a cost-effective venue for small to mid-size enterprises (“SMEs”) to advertise their products and services and establish and enhance their corporate brands. The Company provides its users with easy access to an index of over 3.0 million video clips, images and web pages.

For further information on Subaye, Inc., please visit http://www.subaye.com/english or http://www.subaye-ir.com, the new investor relations site which should be operational on November 16, 2009.  You may also register to receive Subaye’s future press releases or request to be added to the Company's distribution list by contacting James Crane by email at jamesc@subaye.com.  The distribution list should be active by November 16, 2009.

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about Subaye, Inc.’s industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Subaye, Inc.’s operations are conducted in the People’s Republic of China (“PRC”) and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North America. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. Other potential risks and uncertainties include but are not limited to the ability to procure, properly price, retain and successfully complete projects, and changes in products and competition. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

Contact:

At the Company:

James Crane, Chief Financial Officer
P.R.C. Cell +86 186 0125 0891
U.S. Office +1 617 699 6325